Exhibit 4(f)(84)
AMENDMENT NO. 1 TO
FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 24, 2006, among CAC WAREHOUSE FUNDING CORPORATION II, as Borrower, CREDIT ACCEPTANCE CORPORATION, as Originator, WACHOVIA CAPITAL MARKETS, LLC, as Deal Agent and Collateral Agent, WACHOVIA BANK, NATIONAL ASSOCIATION, as Liquidity Agent for the VFCC Purchaser Group and as an Investor, JPMORGAN CHASE BANK, N.A., as Liquidity Agent for the PARCO Purchaser Group and as an Investor, and VARIABLE FUNDING CAPITAL COMPANY LLC (as successor to Variable Funding Capital Corporation) and PARK AVENUE RECEIVABLES COMPANY LLC, each as a Lender.
     Capitalized terms used and not defined in this Amendment shall have the meanings given such terms in the First Amended and Restated Loan and Security Agreement, dated as of February 15, 2006 (as amended, the “Loan Agreement”), among the Borrower, the Originator, the Investors, the Lenders, the Deal Agent and Collateral Agent and the Backup Servicer.
PRELIMINARY STATEMENTS
     WHEREAS, each of the signatories hereto is party to the Loan Agreement; and
     WHEREAS, each of the signatories hereto wishes to amend the Loan Agreement as hereinafter provided;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Loan Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the signatories hereto agree as follows:
     SECTION 1. Amendment.
     (a) Section 1.1(b) of the Loan Agreement is hereby amended by deleting the definition of “Weighted Average Performing Advance Rate” in its entirety and replacing it with the following:
“Weighted Average Performing Advance Rate: With respect to any Collection Period, the ratio (expressed as a percentage) the numerator of which is equal to Capital as of the last day of such Collection Period, and the denominator of which is equal to the aggregate Outstanding Balance of all Eligible Contracts less the Outstanding Balance of all Defaulted Contracts, as of the last day of such Collection Period.”
     SECTION 2. Conditions to Effectiveness. This Amendment shall become effective on and as of the date hereof, upon the receipt by the Deal Agent of an executed counterpart of this Amendment from each party hereto.

     SECTION 3. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 4. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     SECTION 5. Agreement to Remain in Full Force and Effect. Except as amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references in the Loan Agreement to “herein,” or words of like import, and all references to the Loan Agreement in any agreement or document shall hereafter be deemed to refer to the Loan Agreement as amended hereby.
     SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.
     SECTION 8. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties made by it in Section 4.1 of the Loan Agreement are true and correct as of the date hereof, as though made on and as of the date hereof and (ii) as of the date hereof, there is no Termination Event or Servicer Termination Event or event which, with the passage of time of the giving of notice, could result in a Termination Event or a Servicer Termination Event.
     SECTION 9. Waiver of Notice. Each of the parties hereto hereby waives any notice in connection with the execution and delivery of this Amendment.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

CAC WAREHOUSE FUNDING
CORPORATION II, as Borrower

By:	/s/ Douglas W. Busk

Name: Douglas W. Busk
Title: Treasurer

CREDIT ACCEPTANCE CORPORATION, as
Originator

By:	/s/ Douglas W. Busk

Name: Douglas W. Busk
Title: Treasurer

WACHOVIA CAPITAL MARKETS, LLC, as
Deal Agent and Collateral Agent

By:	/s/ Chad Kobos

Name: Chad Kobos
Title: Director

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Liquidity Agent and Investor

By:	/s/ Justin Zakocs

Name: Justin Zakocs
Title: Vice President

VARIABLE FUNDING CAPITAL COMPANY
LLC, as a Lender

By:	Wachovia Capital Markets, LLC, as attorney-
in-fact

By:	/s/ Douglas R. Wilson, Sr.

Name: Douglas R. Wilson, Sr.
Title: Vice President

JPMORGAN CHASE BANK, N.A., as Liquidity
Agent and Investor

By:	/s/ Ronald J. Atkins

Name: Ronald J. Atkins
Title: Vice President

PARK AVENUE RECEIVABLES COMPANY
LLC, as a Lender

By:	JPMorgan Chase Bank, N.A., as attorney-in-
fact

By:	/s/ Ronald J. Atkins

Name: Ronald J. Atkins
Title: Vice President